UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2008

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 28, 2008, the Compensation Committee of our board of directors approved the following executive compensation arrangements:

2007 Key Contributor Plan

The Compensation Committee approved awards of cash bonuses under the Company’s 2007 Key Contributor Bonus Plan. The awards were based upon individual performance in 2007, the Company’s performance relative to certain financial goals for the year ended December 31, 2007 and management’s contribution to certain key corporate initiatives during the year. The company performance factors and weightings for 2007 under the 2007 Key Contributor Plan were: collections on purchases prior to 2007 less impairments, 33.3%; income before interest, tax, depreciation, depletion and amortization and stock-based compensation expense, 33.3%; and cost per dollar collected, 33.3%. The Compensation Committee approved the following payments under the 2007 Key Contributor Plan to the Named Executive Officers identified in the Company’s most recent proxy statement:

Brandon Black	$425,000
Paul Grinberg	$286,000
Robin Pruitt	$106,852
George Brooker	$90,750

Named Executive Officer Salaries

The Compensation Committee approved the following salaries for the Named Executive Officers, effective March 1, 2008:

Brandon Black	$414,260
Paul Grinberg	$291,200
Robin Pruitt	$235,075
George Brooker	$189,668

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: March 5, 2008	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer